Exhibit 10.7

CONSULTING AGREEMENT

THIS AGREEMENT made as of and to have effect from the 1st day of October, 2005

BETWEEN:

WENTWORTH ENERGY, INC., a company duly incorporated under the laws of the State of Oklahoma, having its head office at Suite 1415, 115 West 7th Street, Fort Worth, Texas, 76102 (hereinafter called the “Company”)

OF THE FIRST PART
AND:
DANIEL M. LEONARD, of P.O. Box 9753, Fort Worth, Texas, 76147 (hereinafter called the “Consultant”)
OF THE SECOND PART

WHEREAS the Company is a reporting company whose common stock is quoted for trading on the NQB Pink Sheets; and

WHEREAS the Company wishes to engage the Consultant as advisor and the Consultant has agreed to be engaged by the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto have agreed as follows:

1.           DEFINITIONS

1.01       In this agreement:

a)               “Fair Market Value” means the closing price per share of the Shares on the NQB Pink Sheets or NASD Over-the-Counter Bulletin Board. If the Shares cease to be quoted on NQB Pink Sheets or NASD Over-the-Counter Bulletin Board, the Company shall designate an alternative method of determining Fair Market Value;

b)              “Monthly Fee” has the meaning ascribed thereto in paragraph 4.01 of this agreement; and

c)               “Shares” means shares of the $0.001 par value common stock of the Company.

2.           DUTIES AND DEVOTION OF TIME

2.01       It is acknowledged and agreed by the Consultant that the work of the Consultant is and will be of such a nature that regular hours may be impossible and there may be occasions in which the Consultant will be required to work more than eight hours per day and five days per week. It is also anticipated that there will be certain evenings, Saturdays, Sundays and holidays during which the Consultant will be required to work. The work of the Consultant is of an advisory and supervisory nature and accordingly the Consultant agrees that the consideration herein set forth will be in full and complete satisfaction for the Consultant’s work and services, no matter how or when performed, and the Consultant hereby releases the Company from any claims for overtime pay or compensation whatsoever which the Consultant might have by reason of any existing or future legislation or otherwise.

2.02       During the term of this agreement, the Consultant will be responsible for all day-to-day oil and gas operations of the Company, including, without restricting the generality of the foregoing:

a)                                            identification, review, negotiation, acquisition and maintenance of oil and gas property interests;

b)                                           planning exploration and development;

c)                                            approval of invoices and collection of revenue relating to oil and gas operations;

d)                                           hiring oil and gas operations personnel;

e)                                            regulatory compliance;

f)                                              budgeting; and

g)                                           preparation of business plans.

2.03       In conducting its duties under this agreement, the Consultant will report to the Company’s Chief Executive Officer or, in his absence, the President and will act consistently with the Company’s directives and policies.

3.           TERM

3.01       The effective date of this agreement is the date set out above and the engagement of the Consultant hereunder will from such date continue until terminated in accordance with the terms and provisions of this agreement, but in any case not more than three years from the date hereof, unless extended by the parties in writing.

4.           REMUNERATION

4.01       The Consultant will faithfully, honestly and diligently provide services to the Company as set out herein in consideration of which the Company will pay the Consultant a monthly fee (the “Monthly Fee”) of $10,000.00 payable as follows:

a)                                            prior to the first anniversary of the effective date of this agreement, not less than one-quarter (¼) and not more than one-half (½) of the Monthly Fee in cash and the balance by the issuance of Shares registered pursuant to the Securities Act of 1933 at a price equal to 110% of the Fair Market Value on the date of issuance;

b)                                           following the first anniversary of the effective date of this agreement, the Monthly Fee in cash.

4.02       The Company will grant to the Consultant options from time to time to purchase Shares in such amounts and under such terms as is approved by the Company’s board of directors, but in any case options to purchase not less than 750,000 Shares. Such options shall be exercisable at a price of $0.50 per Share and shall vest and may be exercised during the term of the said options such that:

a)                                            one-twelfth (1/12) of the said options will be exercisable as of and from the date of grant; and

b)                                           a further one-twelfth (1/12) of the said options will be exercisable as of and from each three-month anniversary of the date of grant, until the date which is 33 months after the date of grant.

4.03       The Consultant acknowledges it is an independent contractor, not an employee, and as such is solely responsible for the payment or remittance of all deductions, taxes and assessments relating to this engagement, and agrees to save the Company harmless from, and indemnify the Company for, any and all liability therefrom.

5.           AMENDMENT OF REMUNERATION PAYABLE

5.01       The remuneration payable to the Consultant may be altered from time to time during the term of this agreement by mutual agreement between the parties in writing, executed by the parties hereto.

6.           REIMBURSEMENT FOR EXPENSES

6.01       The Consultant will be reimbursed for all reasonable out-of-pocket expenses incurred by the Consultant in or about the execution of the Company’s engagement, PROVIDED THAT such expenses exceeding $1,000.00 in any calendar month shall be approved in advance by the Company in writing.

7.           INTERRUPTION OF COMPANY’S BUSINESS

7.01       If during the term of this agreement the Company discontinues or interrupts the operations of its business for a period of 60 days, then this agreement will automatically terminate without liability on the part of either of the parties hereto.

8.           NOTICE

8.01       Any notice to be given under this agreement will be in writing and will be deemed to have been given if sent by telecopy, or delivered or sent by prepaid registered post addressed to the respective addresses of the parties appearing on the first page of this agreement (or to such other address as one party provides to the other in a notice given according to this paragraph). Where a notice is given by registered post, it shall be conclusively deemed to be given and received on the fifth day after its deposit in a post office at any place in United States or Canada.

9.           CONFIDENTIAL INFORMATION

9.01       The parties hereto acknowledge and agree that the Consultant by virtue of its engagement with the Company will have access to confidential and secret information and therefore the Consultant agrees that during the term of this agreement and on termination or expiry of the same, for any reason whatsoever, it will not divulge or utilize to the detriment of the Company any such confidential or secret information so obtained.

10.         TERMINATION OF AGREEMENT

10.01     Notwithstanding any other provision herein, it is understood and agreed by and between the parties hereto that the Consultant may terminate this agreement in its entirety at any time by giving the Company not less than 60 days’ written notice of such intention to terminate.

10.02     The Company may terminate this agreement in its entirety, with or without cause, for any reason whatsoever at any time by delivering to the Consultant notice of termination in writing not less than 60 days prior to the date of termination.

10.03     The Consultant hereby agrees that the notice referred to in paragraph 10.02 herein is sufficient notice, and that the Company will not be liable to pay any further monies, notwithstanding that such termination may be without cause. The expression “such further monies” will include, without restricting the generality of the foregoing, additional fees, severance pay, bonuses, penalties and any or all other monies arising out of the engagement of the Consultant. Any advance payment, or portion thereof, of fees provided for in paragraph 4.01 hereto shall be refunded forthwith by the Consultant to the Company.

10.04     In the event that the Consultant will at any time during the term hereof by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Consultant’s duties hereunder, then the Consultant will be entitled to receive the remuneration provided for herein at the rate hereinbefore provided for the period during which such incapacity will continue but not exceeding 60 consecutive days and, if such incapacity will continue for a longer period, then the engagement of the Consultant may, at the option of the Company’s board of directors, be forthwith terminated, and the Consultant will not be entitled to any compensation from the Company in respect of such termination.

11.         ARBITRATION

11.01     Any controversy or claim arising out of or relating to this agreement or any breach of this agreement will be finally settled by arbitration in accordance with the laws of the State of Texas.

12.         INDEPENDENT ACTIVITIES

12.01     Except as expressly provided herein, the Consultant shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein, without consulting the Company or inviting or allowing the Company to participate therein. The Consultant shall not be under any fiduciary or other duty to the Company which will prevent it from engaging in or enjoying the benefits of competing endeavours.

12.02     Notwithstanding paragraph 12.01, the Consultant shall not, directly or indirectly, be a director, officer, consultant, employee or controlling owner any corporation or other entity, save and except Leonard Brothers Operating Company and Sandhill Operating Company, that owns or will own oil or gas interests without the prior written consent of the Company’s board of directors. Where the Company’s board of directors has considered and declined to acquire a particular oil or gas interest, such consent shall be deemed to have been given.

13.         MISCELLANEOUS

13.01     This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.02     This agreement shall be governed by and construed in accordance with the laws of the State of Texas which shall be deemed to be the proper law hereof.

13.03     All rights and remedies of either party hereunder are cumulative and are in addition to, and shall not be deemed to exclude, any other right or remedy allowed by law. All rights and remedies may be exercised concurrently.

13.04     Should any part of this agreement be declared or held invalid for any reason, such validity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

13.05     No condoning, excusing or waiver by any party hereto of any default, breach or non-observance by any other party hereto at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of that party’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance, or so as to defeat or affect in any way the rights of that party in respect of any such continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

13.06     This agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors or permitted assigns.

13.07     The titles of headings to the respective paragraphs of this agreement shall be regarded as having been used for reference and convenience only.

13.08     In this agreement a reference to currency means the currency of the United States of America.

13.09     Time shall be of the essence in this agreement.

13.10     This agreement may be executed in several parts in the same form and such parts as so executed will together constitute one original agreement, and such parts, if more than one, will be read together as if all the signing parties hereto had executed one copy of this agreement.

13.11     This agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, by and between any of the parties hereto with respect to the subject matter hereof.

13.12     This agreement may not be assigned by any of the parties hereto without the prior written consent of the other party.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

The common seal of Wentworth Energy, Inc.	)
was hereunto affixed in the presence of:	)
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/s/ Gordon C. McDougall	)	C/S
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/s/ John Punzo	)

SIGNED, SEALED AND DELIVERED by the	)
Consultant in the presence of:	)
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Signature	)
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Name	)
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	)	/s/ Daniel M. Leonard
Address	)	Daniel M. Leonard
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